UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
(Date of report; date of earliest event reported) July 26, 2006

RESIDENTIAL CAPITAL CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-51438	20-1770738
(Commission File Number)	(I.R.S. Employer Identification No.)
8400 Normandale Lake Boulevard, Minneapolis, Minnesota 55437
(Address of principal executive offices, with zip code)
(952) 857-8700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition
Residential Capital Corporation (“ResCap”) earnings were $548 million in the second quarter of 2006, up $248 million from $300 million earned in the second quarter of 2005. The increase in earnings was due primarily to a $259 million gain on sale of ResCap’s equity investment in a regional homebuilder. Absent the impact of the equity sale, ResCap earnings declined slightly in comparison to the same period last year. Mortgage originations were $47.0 billion for the second quarter of 2006, representing an increase from the $42.6 billion in the same period in the prior year.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESIDENTIAL CAPITAL CORPORATION
Date: July 26, 2006	/s/ Davee L. Olson
Davee L. Olson
Chief Financial Officer